ASSIGNMENT AGREEMENT & GENERAL RELEASE

This ASSIGNMENT AGREEMENT (the "Agreement"), is effective as of this August 25, 2010 (the "Effective Date") between Jim Yano (the "Assignor") and Richard Kozukan (the "Assignee").

In consideration of the mutual agreements contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Assignor hereby irrevocably assigns, via a gift transfer and for no consideration of any sort, his rights, title and interest to $120,000 due and payable to Assignor by WordLogic Corporation, a Nevada corporation, including the right to receive the underlying shares (the "Assigned Rights"), and the Assignee hereby accepts such assignment. Upon the execution and delivery of this Agreement by the Assignor, the Assignee shall, as of the date hereof, acquire the Assigned Rights and succeed to the rights, title and interest of Assignor thereunder.

2. Governing Law. Except to the extent preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

3. Successors. This Agreement shall be binding upon Assignor's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and assigns.

4. General Release. Assignor does hereby absolutely discharge and release Assignee and its current and former employees, members, partners, stockholders, directors, officers, parents, subsidiaries, predecessors, affiliates, successors, assigns, agents and attorneys (collectively, the "Releasee") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty, or equity, which against the Releasee that the Assignor and its current and former employees, members, partners, stockholders, directors, officers, parents, subsidiaries, predecessors, affiliates, successors, assigns, agents and attorneys ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Assigned Rights to Assignee hereunder.

5. Counterparts. This Agreement may be signed in counterpart, each of may be an original or facsimile copy, and both with the same effect as if the signatures thereto and hereto were upon the same instrument.

Aug. 26. 2010 7:50AM WordLogic Corporation No. 3311 P. 3

IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment Agreement.

Assignor: x ______________________ 26-Aug-2010

James Yang
By:

Assignee: ______________________ 26 aug-2010

Richard Kozukan
By: